Exhibit 13.1
Certification by the Principal Executive Officer and Principal Financial Officer pursuant to
18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Robert Wessman, Chief Executive Officer of Alvotech (the “Company”), and Linda Jonsdottir, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:
1.    The Company’s Annual Report on Form 20-F for the period ended December 31, 2025, to which this Certification is attached as Exhibit 13.1 (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and
2.    The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned have set their hands hereto as of the 30 day of March, 2026.

/s/ Robert Wessman        /s/ Linda Jonsdottir
Robert Wessman        Linda Jonsdottir
Chief Executive Officer        Chief Financial Officer
This certification accompanies the Form 20-F to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Alvotech under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 20-F), irrespective of any general incorporation language contained in such filing.